Exhibit 10.5

LEASE

THIS LEASE (the “Lease”) is made and entered into this 2nd day of February, 2007 (the “Commencement Date”), by and between HRHH Hotel/Casino, LLC, a Delaware limited liability company (“Landlord”), and HARD ROCK HOTEL, INC., a Nevada corporation (“Tenant”). Capitalized terms used herein and not otherwise defined shall have the meanings provided in the Glossary attached hereto.

RECITALS

A. Landlord is the owner of the real property and all improvements located thereon at 4455 Paradise Road, Las Vegas, Nevada 89109 (the “Property”), as more particularly described on Exhibit A attached hereto, including, without limitation, the resort hotel casino and other improvements located thereon and more commonly known as the Hard Rock Hotel & Casino (the “Hotel Casino”) and all fixtures permanently attached to the realty and located therein or thereon as of the Commencement Date (the “Fixtures”);

B. Tenant desires to lease from Landlord, and Landlord desires to lease to Tenant, as reflected on the site plan attached hereto as Exhibit “B”, (i) a portion of the Hotel Casino in which gaming operations presently are being conducted, comprising approximately 30,000 square feet of floor space as well as the gaming areas located in and around the Hotel Casino’s swimming pool, including, without limitation, areas containing all front of the house casino-related slots, table games and sportsbook and all areas used for gaming purposes (“Gaming Operations Location”); and (ii) the associated offices, back of the house count rooms, casino cages and all surveillance areas within the Hotel Casino (collectively, “Casino Offices”). The Gaming Operations Location and the Casino Offices are sometimes collectively referred to herein as the “Premises” and, together with the Fixtures located in or on the Gaming Operations Locations, as the “Leased Assets”; and

C. Tenant has, with Landlord’s approval, sublet the Premises to Golden HRC, LLC, a Nevada limited liability company, as subtenant (“Subtenant”), pursuant to that certain Casino Sublease, dated as of November 6, 2006 and effective as of February 2, 2007, as amended by that certain First Amendment to Casino Sublease, dated as of January 9, 2007, and as modified by that certain Recognition Agreement, dated as of February 2, 2007 by and among Column Financial, Inc., Landlord, Tenant and Subtenant (the “Recognition Agreement”) (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, collectively, the “Sublease”). Landlord, Tenant and Lender have also entered into that certain HRHI Gaming Agreement, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, the “HRHI Gaming Agreement”) relating to the Sublease. Subject to the terms of this Lease, the Sublease, the Recognition Agreement and the HRHI Gaming Agreement, Landlord shall continue to operate the hotel and the non-gaming areas of the Hotel Casino after the Commencement Date.

AGREEMENT

1.	LEASED ASSETS.

1.1 Leased Assets. Upon and subject to the conditions, limitations, covenants and agreements herein set forth, and subject to the rights of the Facility Mortgagee and Landlord’s obligations to the Facility Mortgagee, Landlord hereby leases to Tenant, and Tenant hereby accepts, hires and leases from Landlord, the Leased Assets.

1.2 Future Reservations. This Lease shall be subject to all existing and future covenants, conditions, restrictions, reservations, rights of access and easements now or hereafter recorded against the Property.

1.3 Standards. Tenant covenants and agrees that it shall conduct, and shall use all commercially reasonable efforts to cause Subtenant to conduct, all operations in or with respect to the Leased Assets in a manner so as to maintain the reputation and goodwill of the Hotel Casino at a standard at least equal to other hotel casinos of similar nature, quality and scope in Las Vegas, Nevada, examples of which are set forth on Exhibit “D” attached hereto.

2.	TERM.

2.1 Term. The term of the Lease shall be for a period commencing on the Commencement Date and ending on the date of expiration or earlier termination of the Sublease (the “Term”). For the avoidance of doubt, this Lease shall not be terminated by either party prior to the expiration or earlier termination of the Sublease, except as otherwise expressly provided in the Lease.

2.2 [Intentionally Omitted]

3.	RENT.

3.1 Rent. Beginning in the month immediately following the Commencement Date and for each month during the Term thereafter, Tenant shall pay to Landlord, without offset or deduction, monthly base rent for the Leased Assets of One Dollar ($1.00) plus any and all monies, of whatever kind or nature, received by Tenant pursuant to the Sublease, within two (2) Business Days of receipt of such amounts from Subtenant (the “Rent”).

3.2 Payment. All payments of Rent shall be payable by Tenant to Landlord in legal tender of the United States of America. Tenant shall pay all Rent to, and Tenant shall direct Subtenant to direct all monies payable to Tenant under the Sublease to, the account identified on Exhibit “C” attached hereto, unless and until otherwise notified in a written notice from any Facility Mortgagee from time to time.

3.3 Late Charge. If Tenant shall fail to pay Rent within five (5) days after written notice from Landlord to pay rent, then the past due rent shall bear interest at the Interest Rate, from the due date thereof until paid. The amount of any such interest shall be additional rent hereunder and shall be payable upon demand. The assessment and receipt of interest as aforesaid shall be in addition to, and shall in no way be deemed to limit, any other rights and remedies Landlord may have under this Lease or otherwise for non-payment of Rent. As used herein, “Interest Rate” shall mean an interest rate equal to the statutory rate of interest set forth in NRS 99.040 or any successor statute.

3.4 Net Lease. It is the purpose and intent of Landlord and Tenant that the Rent payable hereunder shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Rent specified herein in each month during the Term. This is an absolutely net lease, and, except as otherwise specifically provided herein, this Lease shall not terminate nor shall Tenant have any right to terminate this Lease; nor shall Tenant be entitled to any abatement, deduction, deferment, suspension or reduction of, or setoff, defense or counterclaim against, any rentals, charges, or other sums payable by Tenant under this Lease.

4.	POSSESSION AND SURRENDER.

4.1 Acceptance. Tenant shall be deemed to have accepted the Leased Assets on the Commencement Date. Tenant represents to Landlord that Tenant has examined the title to and the physical condition of the Leased Assets prior to the execution and delivery of this Lease, has found the same to be satisfactory for all purposes hereof, and Tenant accepts the title and condition of the Leased Assets in their respective, present condition “as is, where is, with all faults”. Landlord makes no representation or warranty with respect to the condition of any of the Leased Assets or their fitness or availability for any particular use, and Landlord shall not be liable for any latent or patent defect therein.

4.2 Removal of Tenant’s Property. Within ten (10) days of the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, remove all furniture, non-fixed fixtures, equipment (collectively, “FF&E”) and any personal property installed or placed in or on the Premises by Tenant (collectively, “Tenant’s Property”) from the Premises and Tenant shall thereupon surrender the Leased Assets, including, without limitation, any improvements or repairs undertaken by Tenant and any other improvements to the realty, in the same condition as on the Commencement Date, reasonable wear and tear excepted. Any of Tenant’s Property and/or any FF&E which is not promptly removed upon the expiration or earlier termination of the Term shall be deemed abandoned by Tenant, and Tenant shall have no further right, title or interest in and to such abandoned Tenant’s Property and/or FF&E.

5.	USE OF LEASED ASSETS.

5.1 Use of Leased Assets. The Leased Assets are leased to Tenant solely for operating the Premises or delegating the same to Subtenant in accordance with the terms of the Sublease and all other purposes necessary or incidental thereto. Landlord and Tenant acknowledge and agree that the Premises will be managed and operated for gaming purposes by Subtenant pursuant to the Sublease, and the hotel and non-gaming areas of the Property, including the food and beverage services, will be managed and operated pursuant to that certain Property Management Agreement dated as of February 2, 2007 (as the same may be amended, modified or replaced from time to time, the “Management Agreement”) between Landlord and Morgans Hotel Group Management LLC or a permitted replacement in accordance with the terms of the Facility Loan Documents (“Manager”). Landlord agrees to cause Manager to provide such food and beverage services to the Premises as are generally available at hotel casinos of similar nature, quality and scope in Las Vegas, Nevada, examples of which are set forth on Exhibit “D” attached hereto.

5.2 [Intentionally Omitted]

5.3 Maintenance. Except as provided for elsewhere herein, Tenant shall keep and maintain, at Tenant’s sole cost and expense, in good order, condition and repair, reasonable wear and tear excepted and at least to the standard historically maintained, all Leased Assets and Tenant’s Property. Landlord shall not under any circumstances be required to build any improvements on the Premises, or to make any repairs, replacements, alterations or renewals of any nature or description to the Premises or the other Leased Assets or Tenant’s Property, whether interior or exterior, ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen, or to make any expenditure whatsoever in connection with this Lease or to inspect or maintain the Leased Assets in any way. Tenant hereby waives the right to make repairs, replacements, renewals or restorations at the expense of Landlord pursuant to any Applicable Laws.

5.4 Use and Operation of the Leased Assets. Tenant shall, and shall use all commercially reasonable efforts to cause Subtenant to, use and operate the Leased Assets during the Term with sound business practice, due diligence and efficiency in accordance with market standards for hotel casinos of similar nature, quality and scope in Las Vegas, Nevada, examples of which are set forth on Exhibit “D” attached hereto. In addition to the FF&E, Tenant shall provide, install and at all times maintain in the Premises all suitable Tenant’s Property necessary for the operation of the Premises in accordance with the terms of this Lease.

5.5 Non-Interference. Tenant shall not do, permit or suffer anything to be done or kept upon the Premises which will obstruct or interfere with the rights of Landlord.

5.6 Compliance With Easements. The use of the Leased Assets by Tenant, its Affiliates, agents, employees, servants, contractors, licensees, customers or business invitees, shall at all times be in compliance with all covenants, conditions and restrictions, easements, reciprocal easement agreements, rights of access, and other matters presently of public record or which may hereafter be placed of public record, which affect the Leased Assets or the Property, or any part thereof. Tenant expressly acknowledges and agrees that Landlord shall have the right to record against the Property additional covenants, conditions, restrictions, easements, reciprocal easement agreements, rights of access and/or other matters without the consent of Tenant.

5.7 Compliance With Laws. Tenant shall, at its sole cost and expense, comply, and shall use all commercially reasonable efforts to cause Subtenant to comply, with all Applicable

Laws during the Term and affecting the Leased Assets or Tenant’s use thereof. Further, Tenant shall not use the Leased Assets so as to create waste or constitute a nuisance or disturbance.

5.8 Hazardous Substances. Tenant shall not use the Premises for the generation, storage, manufacture, production, releasing, discharge, or disposal or any Hazardous Materials or allow or suffer any other Person to do so.

5.9 Alterations. Tenant shall not make any structural alteration or replacement (whether interior or exterior, ordinary or extraordinary) of any nature or description to the Premises without having first obtained Landlord’s prior written approval thereof, which approval shall not be unreasonably withheld, delayed or denied. Except as otherwise provided in the Facility Loan Documents, Tenant is authorized to make non-structural alterations, repairs and replacements without the necessity of obtaining Landlord’s written consent, but only on the condition that it provide prior notice of such work so as to afford Landlord reasonable time to file notices of nonresponsibility.

5.10 Signs. Tenant shall not place or install any sign on the exterior of the Premises without first obtaining in each instance Landlord’s prior written consent, which consent shall not be unreasonably withheld or delayed, provided that such signs are dignified, in good taste and do not detract from the dignity and character of the Premises; it being understood that any existing signs shall not be prohibited hereunder.

6.	[Intentionally Omitted]

7.	[Intentionally Omitted]

8.	UTILITIES; TAXES.

8.1 Payment of Utilities. As of the Commencement Date, Landlord shall provide or cause to be provided, throughout the Term to the Premises, all necessary and appropriate utility services, including, but not limited to, water, electricity, telephone, sewer, gas, fuel, garbage disposal and cable services, and including any and all charges for initiating and terminating such services such as disconnection fees, “hook-up” fees and similar costs and fees (other than satellite and race fees related to the race and sportsbook) (collectively, “Utilities”). Landlord shall promptly pay all Utilities charges and costs of every nature incurred in connection with Tenant’s use and possession of the Leased Assets during the Term. Landlord shall not be responsible for any loss, cost, damage, expense or liability Tenant may sustain as a result of a change in character of electric or other utility service or as a result of any public or private company’s failure to supply or reduction in any of the foregoing utility or other services to the Premises.

8.2 Payment of Taxes.

(a) Landlord shall pay all federal, state, county, city, school district and municipal taxes (excluding Tenant’s income taxes and all taxes required to be paid by Tenant pursuant to all Applicable Laws), all assessments, both general and special, including, without limitation, all special charges, benefit assessments or judgments for local improvements and all other taxes, assessments or charges of every kind or nature that may be levied against or may become due or payable in respect of the Property, the common areas in the Hotel Casino, the Premises, the improvements located on the Premises as of the Commencement Date and any other fixtures, furniture or equipment other than that owned by, used by, or to be used by Tenant or Subtenant in connection with the gaming operations on the Premises.

(b) Subject to the terms of Article V of the Sublease, Tenant shall pay all social security taxes, federal and state unemployment insurance and any and all similar taxes relating to the employees provided by Tenant to Subtenant in connection with the gaming operations and for worker’s compensation coverage with respect thereto pursuant to Applicable Laws.

9.	INSURANCE.

9.1 Insurance Policies. Landlord shall obtain and maintain, or cause to be maintained, at all times during the Term and at its own expense, commercially reasonable insurance coverage in connection with the Property, including but not limited to all coverages required to be provided by Tenant as the sublandlord under the Sublease.

9.2 Liability Insurance. Tenant shall, at all times during the Term and at its own expense, maintain in full force and effect for the use and benefit of Landlord, its existing policies of liability insurance under the terms of this Lease and Landlord shall be indemnified and protected against any and all claims for injuries or damages, suffered or alleged to have been suffered by any Person or Persons while in, on or about the Premises and for property damage arising from any and all demands, loss or liability and resulting at any time or times from the injury or death of any Person or Persons or from damage to any and all property, however arising, including, without limitation, food handling. The insurance required to be provided by the provisions of this Section 9.2 may be provided under the terms of any blanket liability insurance policy carried by Tenant and in such event, in accordance with Section 9.3.1, Tenant shall furnish to Landlord a certificate of insurance evidencing the fact of such insurance on or before the Commencement Date. Any Facility Mortgagee(s) shall be named as an additional insured under any such liability insurance policy.

9.3 Insurance Policies – General.

9.3.1 Payment of Premiums; Evidence. Tenant shall pay all premiums for each policy of insurance required by Section 9.2 when due. Tenant has heretofore forwarded, and from time to time shall forward, to Landlord duplicate originals of certificates of insurance, together with true, correct and complete copies of all such insurance policies, including renewal and replacement policies, together with written evidence that the premiums therefore have been paid in full.

9.3.2 Hazardous Activities. Tenant shall not use or occupy, or permit the Leased Assets to be occupied or used, in any manner which will increase the rates of any insurance for the Leased Assets, the Property or the overall development within which the Hotel Casino is situated or that will make void or voidable any insurance then in force with respect to the Leased Assets, the Property or the overall development within which the Hotel Casino is situated, or which will make it impossible to obtain fire or other insurance with respect to the Leased Assets, the Property or the overall development within which the Hotel Casino is situated. If Tenant shall fail to comply with the provisions of this Section 9.3.2, such noncompliance may be deemed, in Landlord’s sole discretion, to be an Event of Default hereunder and Tenant shall indemnify Landlord for any increases in insurance premium charged to Landlord as a result of Tenant’s noncompliance with this Section 9.3.2.

9.3.3 No Prohibited Activity. Tenant agrees that it will not, and it will not permit any other Person to, keep, use, sell or offer for sale in or upon the Premises any article or permit any activity which may be prohibited by any standard form of insurance policy. Tenant agrees to pay any increase in premiums for insurance which may be carried by Landlord on the Property or the overall development in which the Hotel Casino is situated, resulting from the type of operations, or merchandise sold, or services rendered by Tenant or any of its activities in or about the Premises, regardless of whether Landlord has consented to the same.

9.3.4 Additional Insureds. Each policy of insurance required by this Article 9 to be maintained by Landlord shall name Tenant, Manager and any Facility Mortgagee(s) as additional insureds and, in the case of any Facility Mortgagee(s), as loss payees thereunder.

9.4 Release. Landlord and Tenant mutually agree that with respect to any loss which is covered by insurance then being carried by them respectively, the party hereto carrying such insurance and suffering said loss hereby releases the other of and from any and all claims with respect to such loss only to the extent that such loss is covered by the proceeds paid by the releasing party’s insurance, including claims with respect to the negligence of the parties hereto; and Landlord and Tenant further mutually agree that their respective insurance companies shall have no right of subrogation against the other party hereto on account of any such loss, only to the extent that such loss is covered by the proceeds paid by the releasing party’s insurance and only to the extent such waiver does not invalidate coverage under the covered party’s applicable insurance policies.

9.5 Additional Requirements. The policies on the Leased Assets and on Tenant’s Property shall satisfy all requirements of the Facility Loan Documents.

10.	LIENS.

10.1 Tenant Liens. Tenant shall at all times indemnify, save and hold Landlord, any Facility Mortgagee(s), the Premises, the other Leased Assets, the Property and the leasehold created by this Lease free of and harmless from any claims, liens, demands, charges, encumbrances, litigation and judgments arising directly or indirectly out of any use, occupancy or activity of Tenant or Subtenant, or out of any work performed, material furnished, or obligations incurred by Tenant or Subtenant in, upon or otherwise in connection with the Leased

Assets (collectively, “Tenant’s Work”). Tenant shall, at its sole cost and expense, within fifteen (15) calendar days after the filing of any lien of record, obtain the discharge and release thereof. Pursuant to NRS § 108.234, Landlord hereby informs Tenant that Tenant must comply with the requirements of NRS § 108.2403 & NRS § 108.2407. Tenant shall take all actions necessary under Nevada law to ensure that no liens encumbering Landlord’s interest in the Leased Assets or the Property arise as a result of Tenant’s Work, which actions shall include, without limitation, the recording of a notice of posted security in the Official Records of Clark County, Nevada, in accordance with NRS § 108.2403, and either (i) the establishment of a construction disbursement account pursuant to NRS § 108.2403(1)(b)(1), or (ii) the furnishing and recordation, in accordance with NRS § 108.2403(1)(b)(2), of a surety bond for the prime contract for Tenant’s Work at the Premises that meets the requirements of NRS § 108.2415. Tenant shall notify Landlord of the name and address of Tenant’s prime contractor who will be performing Tenant’s Work as soon as it is known. Tenant shall notify Landlord immediately upon the signing of any contract with the prime contractor for the construction, alteration or repair of any portion of the Leased Assets or Tenant’s improvements to the Leased Assets. Tenant may not enter the Premises to begin initial construction on Tenant’s improvements or begin any alteration or other work in or on the Leased Assets until Tenant has delivered evidence satisfactory to Landlord that Tenant has complied with the terms of this Section 10.1. Failure by Tenant to comply with the terms of this Section 10.1 shall permit Landlord to declare Tenant in default and to terminate this Lease. Nothing in this Section 10.1 shall be deemed to modify, limit or vitiate the provisions of Section 5.9 hereof.

10.2 Landlord Liens. In addition to any statutory landlord’s lien and in order to secure (a) payment of the Rent and all other sums payable to Landlord hereunder by Tenant, (b) payment of any loss, cost or damage that Landlord may suffer by reason of Tenant’s breach of this Lease, and (c) the performance of all of Tenant’s other obligations hereunder promptly upon written request by Landlord to Tenant, Tenant hereby grants unto Landlord a security interest in, and an express contractual lien upon, Tenant’s Property and any accounts held by Tenant, and all proceeds therefrom (collectively, together with any statutory lien rights, “Landlord Liens”). None of Tenant’s Property shall be removed from the Premises and no Tenant account shall be transferred or terminated by Tenant at any time when an Event of Default has occurred and is continuing or to the extent prohibited by the Facility Loan Documents, except as otherwise permitted herein.

This Lease constitutes a “security agreement” on personal property within the meaning of the Uniform Commercial Code of the State of Nevada and other Applicable Laws. Upon Landlord’s request, Tenant shall deliver to Landlord financing statements, account control agreements and any other documentation reasonably requested by Landlord or any Facility Mortgagee(s) in form and substance sufficient to perfect the security interest of Landlord in (subject to any Facility Mortgagee(s)’s superior lien thereon, if any), or the collateral assignment to any Facility Mortgagee(s) of, Tenant’s Property and the proceeds thereof owned by Tenant from time to time during the Term of this Lease.

Tenant further acknowledges that Landlord has assigned and pledged, or may assign or pledge in the future, to the Facility Mortgagee(s), as additional security for Landlord’s obligations under the loan secured by any Facility Mortgage, Landlord’s rights and interests under the Landlord Liens with respect to any and all Tenant’s Property and any Tenant accounts now owned or hereafter acquired by Tenant at any time while the applicable Facility Mortgage remains in effect.

11.	INDEMNIFICATION.

11.1 Indemnification by Tenant. Tenant agrees to indemnify, save and hold Landlord, the Leased Assets, the Property, and the leasehold estate created by this Lease free of and harmless from any and all liabilities, losses, costs, expenses, including reasonable attorneys’ fees (at trial and on appeal), causes of action, suits, judgments, claims, liens and demands of any kind whatsoever in connection with, resulting from or arising out of or by reason of any direct or indirect use, misuse, occupancy, possession, act, omission or negligence of, Tenant, its agents, employees, servants, contractors, subtenants (including Subtenant), licensees, customers or business invitees while in, upon, about or in any way connected with the Leased Assets, the Property, or the overall development in which the Premises is situated or arising from any accident, injury or damage, howsoever and by whomsoever caused, to any Person or property whatsoever, occurring in, upon, about or in any way connected with the Leased Assets or any portion thereof. Tenant’s indemnification obligations shall include all obligations and liabilities arising from Tenant’s occupation of the Premises (whether prior to or during the Term) and all matters pertaining to Tenant’s employees, including any failure by Tenant to comply with the Worker Adjustment and Retraining Notification Act of 1988 and analogous state and local law.

11.2 Indemnification by Landlord. Landlord agrees to indemnify, save and hold Tenant, the Leased Assets, the Property, and the leasehold estate created by this Lease free of and harmless from any and all liabilities, losses, costs, expenses, including reasonable attorneys’ fees (at trial and on appeal), causes of action, suits, judgments, claims, liens and demands of any kind whatsoever in connection with, resulting from or arising out of or by reason of any intentional act, omission or negligence of, Landlord, its agents, employees, servants, contractors, licensees, customers or business invitees while in, upon, about or in any way connected with the Leased Assets or Property.

12.	FACILITY MORTGAGES

12.1 Landlord May Grant Liens.

(a) Without the consent of Tenant, Landlord may, subject to the terms and conditions set forth in this Section 12.1, from time to time, directly or indirectly, create or otherwise cause to exist any lien upon its interest in the Leased Assets or the Property, or any portion thereof or interest therein (any such lien, as the same may be amended, modified, restated or replaced from time to time, a “Facility Mortgage”; and the holder of any such Facility Mortgage from time to time, including any such holder’s successors and assigns, a “Facility Mortgagee”), whether to secure any borrowing or other means of financing or refinancing. As of the date hereof, the Facility Mortgage is that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of February 2, 2007, made by Landlord, HRHH IP, LLC, a Delaware limited liability company, HRHH Development, LLC, a Delaware limited liability company, HRHH Cafe, LLC, a Delaware limited liability company, and HRHH Gaming, LLC, a Nevada limited liability company, collectively as trustors, for the benefit of Column Financial, Inc., as beneficiary, who is the Facility Mortgagee as of the date hereof. A Facility Mortgage, the loan agreement pursuant to which such Facility Mortgage was granted and the other loan documents entered into in connection therewith shall be referred to collectively herein as “Facility Loan Documents.”

(b) Tenant shall, upon the request of Landlord or any Facility Mortgagee(s), and to the extent in Tenant’s possession, (i) provide Landlord and/or any Facility Mortgagee(s) with copies of all licenses, permits, occupancy agreements, operating agreements, leases, contracts, notes, inspection reports, studies, appraisals, assessments, default or other notices and similar materials reasonably requested in connection with any existing or proposed financing of the Property or the Leased Assets, and (ii) execute such collateral assignments with respect to the licenses and any of the other aforementioned agreements relating to the Property or the Leased Assets as Landlord and/or such Facility Mortgagee(s) may reasonably request in connection with any such financing, provided that no such collateral assignment shall, except as expressly set forth in Section 13, modify the terms of this Lease.

13.	SUBORDINATION; NON-DISTURBANCE; ATTORNMENT; RIGHT TO CURE.

13.1 Subordination of Lease. This Lease, and any and all rights of Tenant hereunder, are and shall be subject and subordinate to any Facility Mortgage and the other related Facility Loan Documents, and all renewals, extensions, modifications, consolidations and replacements thereof, and to each and every advance made or hereafter to be made under any such Facility Mortgage or other related Facility Loan Documents. This Section shall be self-operative and no further instrument of subordination shall be required. Notwithstanding and without limiting the foregoing, in confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, any Facility Mortgagee, or any of their respective successors in interest may reasonably request to evidence such subordination. Tenant shall not unreasonably withhold its consent to any amendment to this Lease reasonably required by any Facility Mortgagee, provided that such amendment does not (i) increase Tenant’s rental obligations or other financial obligations hereunder, or (ii) have a material adverse effect upon Tenant’s rights hereunder, or (iii) materially increase Tenant’s non-economic obligations hereunder, or (iv) decrease Landlord’s obligations hereunder.

13.2 Non-Disturbance. Notwithstanding the obligations of Tenant hereunder, no Facility Mortgagee shall have an obligation to provide a non-disturbance agreement to Tenant. Any Facility Mortgagee shall have the right to terminate this Lease upon the foreclosure, deed in lieu of foreclosure or exercise of the power of sale with respect to the Premises.

13.3 Cash Management Procedures. For any period during which cash management procedures are implemented by or on behalf of any Facility Mortgagee, Tenant shall pay Rent or any other amounts payable hereunder to such Facility Mortgagee’s lockbox account as designated by such Facility Mortgagee in writing.

13.4 Successor Landlord. Subject to the termination rights of any Facility Mortgagee, in the event that any Facility Mortgagee or the nominee or designee of any Facility Mortgagee shall succeed to the rights of Landlord under this Lease (any such person, a “Successor Landlord”), whether through possession or foreclosure action or delivery of a new deed, or otherwise, at such Successor Landlord’s election, such Successor Landlord shall recognize Tenant’s rights under this Lease as herein provided and Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Lease and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Lease), whereupon, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Lease, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Lease entered into subsequent to the execution of the applicable Facility Mortgage unless consented to by the applicable Facility Mortgagee as required under this Lease, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the applicable Facility Mortgagee, (e) liable to Tenant beyond the Successor Landlord’s interest in the Premises and the rents, income, receipts, revenues, issues and profits issuing from the Premises, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by Tenant, or (g) required to remove any Person occupying the Premises or any part thereof, except if such Person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid.

13.5 Notice to Facility Mortgagee(s). No default notice from Tenant to Landlord under this Lease shall be effective unless and until a copy of the same is given to any Facility Mortgagee(s). The curing of any Landlord default by any Facility Mortgagee(s) shall be treated as performance by Landlord, provided any such cure shall be made within the time periods set forth herein. Any Facility Mortgagee(s) shall have the right but not the obligation to remedy any Landlord default under this Lease, or to cause any default of Landlord under the Lease to be remedied, and for such purpose Tenant hereby grants any Facility Mortgagee(s), in addition to the period given to Landlord for remedying defaults, an additional thirty (30) days to remedy, or cause to be remedied, any such default. Tenant shall accept performance by any Facility Mortgagee(s) of any term, covenant, condition or agreement to be performed by Landlord under the Lease with the same force and effect as though performed by Landlord. No Landlord default under the Lease shall exist or shall be deemed to exist (i) as long as any Facility Mortgagee, in good faith, shall have commenced to cure such default within the above-referenced time period and shall be prosecuting the same to completion with reasonable diligence, subject to force majeure, or (ii) if possession of the Premises is required in order to cure such default, or if such default is not susceptible of being cured by any Facility Mortgagee, as long as any Facility Mortgagee, in good faith, shall have notified Tenant that such Facility Mortgagee intends to institute proceedings under the Facility Loan Documents, and, thereafter, as long as such proceedings shall have been instituted and shall be prosecuted with reasonable diligence. Neither any Facility Mortgagee nor any Successor Owner shall become liable under this Lease unless and until such Facility Mortgagee or such other Successor Owner becomes, and then only with respect to periods in which such Facility Mortgagee or such other Successor Owner remains, the owner of the Premises. In no event shall any Facility Mortgagee or any other Successor Owner have any personal liability as successor to Landlord, and Tenant shall look only to the estate and property of such Facility Mortgagee or such other Successor Owner in the Premises for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Facility Mortgagee or such other Successor Owner as landlord under the Lease, and no other property or assets of any Facility Mortgagee or any such other Successor Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease. Any Facility Mortgagee shall have the right, without Tenant’s consent, to foreclose its Facility Mortgage either judicially or pursuant to the power of sale or to accept a deed in lieu of foreclosure of such Facility Mortgage or to exercise any other remedies under its Facility Loan Documents.

13.6 Consent of Facility Mortgagee(s). Landlord shall not terminate this Lease, nor shall any modification, amendment or supplement be made hereto, without, in each instance, the consent of any Facility Mortgagee(s), which consent shall not be unreasonably withheld, and any attempted termination, modification, amendment or supplement without the consent of any Facility Mortgagee(s) as provided herein shall be void ab initio.

14.	ASSIGNMENT AND SUBLETTING.

14.1 Assignment With Consent. Tenant shall not assign, transfer, mortgage, pledge, hypothecate or encumber this Lease nor the leasehold estate hereby created or any interest herein, or sublet the Leased Assets or any portion thereof, or license the use of all or any portion of the Leased Assets without, in each of the foregoing instances, the prior express written consent of Landlord, exercisable in Landlord’s sole discretion and in accordance with all Applicable Laws, and the express consent of any Facility Mortgagee(s), not to be unreasonably withheld; provided, however, Landlord hereby expressly consents to the Sublease; provided, further, that Tenant shall not modify, amend, alter or terminate, in whole or in part, the Sublease without the prior express written consent of Landlord, exercisable in Landlord’s sole discretion and in accordance with all Applicable Laws. Notwithstanding the foregoing, in the event that any Facility Loan Documents provide circumstances under which the Sublease is required to be terminated at the request of the Facility Mortgagee thereunder, including Section 9.6 of the Facility Loan Agreement, then, at the request of such Facility Mortgagee and subject to all Applicable Laws, Tenant shall terminate the Sublease pursuant to its available termination rights thereunder.

15.	[Intentionally Omitted]

16.	DAMAGE; DESTRUCTION; CONDEMNATION.

16.1 Reconstruction and Continuation of Rent. Subject to the rights of the Facility Mortgagee under the Facility Loan Documents and the terms and provisions thereof with respect to restoration in the event of casualty or condemnation at the Hotel Casino, Landlord and Tenant agree that their rights and obligations in the event of casualty or condemnation shall be as set forth in this Article 16.

16.1.1 Substantial Interference with Operations. Should the Premises be damaged or totally or partially destroyed during the Term to the extent that such damage or destruction substantially interferes with the operations of the Premises or the Hotel Casino and was not caused by the fault or negligence of Tenant or Subtenant, or their Affiliates, agents, employees, servants, contractors, licensees, customers or business invitees, either Landlord or Tenant shall have the option, with the consent of any Facility Mortgagee(s), which consent shall not be unreasonably withheld if no restoration is going to occur pursuant to the terms of such Facility Mortgagee(s)’s Facility Loan Documents, to terminate this Lease by notifying the other party of such election in writing within thirty (30) calendar days after such damage or destruction, and neither Landlord nor Tenant shall have any further liability hereunder except for any liabilities which expressly survive termination of this Lease; provided, however, if Landlord notifies Tenant in writing within thirty (30) calendar days of such damage or destruction of Landlord’s election to restore or repair the Premises (or its election to require Tenant to do the same) and proceeds to and does restore or repair the Premises with all reasonable diligence, at its sole expense, to the condition in which they were immediately prior to such destruction or damages, the Lease shall not terminate, but shall continue in full force and effect. During any period of reconstruction, Tenant’s obligations under this Lease shall continue, but rent shall be abated to the extent (and only in a proportionate amount) that the Premises are non-usable.

16.1.2 No Substantial Interference with Operations. If the Leased Assets are damaged or totally or partially destroyed during the Term, but the damage or destruction does not substantially interfere with the operations of the Hotel Casino, Landlord shall pursue restoration of the Leased Assets with all reasonable diligence, at its sole cost and expense, to the condition in which they were immediately prior to such destruction or damages, the Lease shall not terminate, but shall continue in full force and effect.

16.1.3 Deficiency in Insurance Proceeds. If the cost of the repair or restoration exceeds the amount of proceeds received by Landlord from the insurance required under Section 9 and Tenant has elected to restore pursuant to Section 16.1.1 hereof, Landlord agrees, subject to the rights of the Facility Mortgagee, to contribute any excess amounts needed to restore the Premises prior to Tenant commencing such work. Such difference shall be made available by Landlord, together with any insurance proceeds, for application to the cost of repair and restoration; provided, however, that in the event Landlord does not agree to make such deficiency available for restoration, either Landlord or Tenant may, with the consent of any Facility Mortgagee(s), which consent shall not be unreasonably withheld if no restoration is going to occur pursuant to the terms of such Facility Mortgagee(s)’s Facility Loan Documents, terminate this Lease by written notice to the other, whereupon this Lease shall terminate as provided in Section 16.1.1.

16.1.4 Disbursement of Proceeds. In the event Tenant is required to restore the Premises pursuant to this Section 16, Tenant shall commence promptly and continue diligently to perform the repair and restoration of the Premises, so as to restore the Premises in compliance with all Applicable Laws to substantially the same condition, to the extent reasonably practicable, as existed immediately before the damage or destruction and otherwise in accordance with this Lease. Landlord shall advance the insurance proceeds and, subject to the terms hereof, any additional amounts payable by Landlord pursuant to Section 16.1.3 to Tenant regularly during the repair and restoration period so as to permit payment for the cost of any such restoration and repair. Landlord may, at its option, condition advancement of said insurance proceeds and other amounts on the absence of any uncured Event of Default and such other certificates or documents as Landlord may, from time to time, reasonably require. Landlord’s obligation to disburse insurance proceeds under this Section 16 shall be subject to the release of such proceeds by any Facility Mortgagee to Landlord, and Tenant’s obligation to restore the Premises pursuant to this Section 16 shall be subject to the release of available insurance proceeds by any Facility Mortgagee to Landlord or directly to Tenant and, in the event such proceeds are insufficient, Landlord electing to make such deficiency available therefor (and disbursement of such deficiency); provided, however, that Landlord and Tenant shall each have the same termination rights in the event of any Facility Mortgagee’s failure or refusal to disburse insurance proceeds as they have with respect to Landlord’s failure to disburse any deficiency in insurance proceeds, as provided in Section 16.1.3.

16.1.5 Reconstruction in the Event of Damage or Destruction Not Covered by Insurance. If during the Term the Premises are totally or materially damaged or destroyed by a risk not covered by the insurance described in Section 9, or if the proceeds of such insurance are not available to Landlord for restoration of the Premises, whether or not in either event such damage or destruction substantially interferes with the operations of the Premises or the Hotel Casino, Landlord at its option shall either, (a) direct Tenant to restore the Premises at Landlord’s sole cost and expense to substantially the same condition it was in immediately before such damage or destruction, in which case such damage or destruction shall not terminate this Lease, or (b) terminate this Lease, with the consent of any Facility Mortgagee(s), which consent shall not be unreasonably withheld if no restoration is going to occur pursuant to the terms of such Facility Mortgagee(s)’s Facility Loan Documents, and neither Landlord nor Tenant shall have any further liability thereunder, except for any liabilities which have arisen or occurred prior to such termination and those which expressly survive termination of this Lease.

16.2 Partial Condemnation. If a partial portion of the Premises shall be taken by condemnation, then a just portion of the Rent shall be abated according to the nature and extent of the taking, appropriation and/or injuries sustained by the Premises, including the portion required by Tenant to make such restoration or repairs necessitated by the taking, from the time of such taking, appropriation or injury until restoration. Except for such abatement, Tenant shall not participate in any other respect in any part of the condemnation award that may be made.

Subject to the rights of the Facility Mortgagee, however, nothing herein contained shall preclude Tenant from asserting as against the condemning authority its claim for injury or damages occasioned by such condemnation to Tenant’s Property or the operations of the Premises provided the same does not decrease Landlord’s condemnation award.

16.3 Full Condemnation. If the entire portion of the Premises shall be taken by condemnation, or a partial portion of the Premises shall be taken by condemnation and the portion remaining is not reasonably susceptible to the operations of the Hotel Casino, either Landlord or Tenant shall have the option, with the consent of any Facility Mortgagee(s), which consent shall not be unreasonably withheld if no restoration is going to occur pursuant to the terms of such Facility Mortgagee(s)’s Facility Loan Documents, to terminate this Lease by notifying the other Person of such election in writing within thirty (30) calendar days after such taking and Tenant shall not participate in any other respect in any part of the condemnation award that may be made. Subject to the rights of the Facility Mortgagee, however, nothing herein contained shall preclude Tenant from asserting as against the condemning authority its claim for injury or damages occasioned by such condemnation to the Tenant’s Property or the operations of the Hotel Casino provided the same does not decrease Landlord’s condemnation award.

17.	RIGHT OF ACCESS.

17.1 Right of Re-Entry. Subject to Nevada Gaming Laws, Landlord, any Facility Mortgagee and their authorized agents and representatives shall be entitled to enter the Premises at any reasonable time for the purpose of (a) observing, posting or keeping posted thereon notices provided for hereunder, and such other notices as Landlord may deem necessary or appropriate for protection of Landlord, its interest or the Leased Assets; (b) inspecting the Leased Assets or any portion thereof; and (c) inspecting the Leased Assets relative to concerns over use, storage or disposal of Hazardous Materials. Entry into the Premises obtained by Landlord or any Facility Mortgagee by any such means shall not be deemed to be forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of Tenant from the Premises or any portion thereof.

18.	EXPENDITURES BY LANDLORD.

18.1 Expenditures. Whenever under any provision of this Lease, Tenant shall be obligated to make any payment or expenditure, or to do any act or thing, or to incur any liability whatsoever, and Tenant fails, refuses or neglects to perform as herein required, Landlord shall be entitled, but shall not be obligated, to make any such payment or to do any such act or thing, or to incur any such liability, all on behalf of and at the cost and for the account of Tenant.

19.	ESTOPPEL CERTIFICATE.

19.1 Estoppel Certificate. Tenant agrees that within ten (10) calendar days of any demand therefor by Landlord or any Facility Mortgagee, Tenant will execute and deliver to Landlord and/or Landlord’s designee or any Facility Mortgagee a recordable certificate stating that this Lease is in full force and effect, such defenses or offsets as are claimed by Tenant, if any, the date to which all rentals have been paid, and such other information as reasonably and customarily contained in a commercial estoppel certificate concerning the Lease, the Premises and Tenant as Landlord or said designee or any Facility Mortgagee may request. In the event that Tenant fails to execute and/or deliver any such certificate or offset statement to Landlord within said ten (10) calendar days, Tenant shall be deemed in violation of this Lease and Landlord shall have the rights and remedies for Events of Default pursuant to the terms hereof.

20.	DEFAULT; REMEDIES.

Events of Default.

20.1 Tenant’s Default. The occurrence of any one or more of the following events shall be an “Event of Default” under this Lease:

(a) Tenant shall default in the payment of any sum of money required to be paid hereunder;

(b) Tenant shall default in the performance of any other term, covenant or condition of this Lease on the part of Tenant to be kept and performed and such default continues for thirty (30) calendar days after written notice thereof from Landlord to Tenant; provided, however, that if the default complained of in such notice is of such a nature that the same can be rectified or cured, but cannot with reasonable diligence be done within said thirty (30) calendar-day period, then such default shall be deemed to be rectified or cured if Tenant shall, within said thirty (30) calendar-day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with all due diligence;

(c) Tenant shall vacate or abandon the Leased Assets during the Term and not otherwise be current in its rental and other obligations under this Lease;

(d) There is filed any petition in bankruptcy by or against Tenant, which petition is not dismissed within ninety (90) days of its filing, or there is appointed a receiver or trustee to take possession of Tenant or of all or substantially all of the assets of Tenant, or there is a general assignment by Tenant for the benefit of creditors, or any action is taken by or against Tenant under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect, including, without limitation, the filing of execution or attachment against Tenant and such levy continues in effect for a period of sixty (60) calendar days;

(e) Tenant shall do, or permit to be done, any act which creates a mechanic’s lien or claim thereof against the Leased Assets or the Property and fails to timely discharge same;

(f) Tenant shall fail to maintain all necessary approvals, permits and waivers under the Nevada Gaming Laws to operate the Premises; or

(g) Tenant shall fail to furnish Landlord with proof of any insurance policy required to be maintained by Tenant, and such default shall continue for twenty (20) calendar days after written notice from Landlord.

20.2 Additional Default. The occurrence of any one or more of the following events without the prior consent of any Facility Mortgagee(s), to be granted or withheld in its/their sole discretion, shall also be an “Event of Default” under this Lease:

(a) A change in Control of Tenant;

(b) Tenant’s pledge, encumbrance, transfer or other disposition of its interest in the Premises or any portion thereof or its rights and/or obligations under the Lease;

(c) The termination or amendment of the Sublease other than ministerial, non-monetary amendments thereto;

(d) Any act or omission on the part of Tenant the result of which is to permit the Subtenant the right to terminate the Sublease; or

(e) Tenant’s assignment of the Lease or any sublease of the Premises or any portion thereof, other than pursuant to the Sublease.

20.3 Remedies. Upon the occurrence of an Event of Default, in addition to any other rights or remedies provided for herein or available at law or in equity, Landlord, at its sole option, shall have the following rights:

(a) The right, with the consent of any Facility Mortgagee(s) in its/their sole discretion, to declare the Term ended and, subject to Nevada Gaming Laws, to re-enter the Premises and take possession thereof, and to terminate all of the rights of Tenant in and to the Leased Assets; or

(b) The right, whether or not the Premises or any part thereof be relet, until the end of what would have been the Term in the absence of such Event of Default, to hold Tenant liable to Landlord and pay to Landlord monthly an amount equal to the amount due as Rent, less the net proceeds for said month, if any, of any reletting after deducting all of Landlord’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, court costs, reasonable attorneys’ fees, and expenses of preparation for such reletting (all said costs are cumulative and shall be applied against proceeds of reletting until paid in full).

20.4 Additional Re-Entry Rights. Subject to Nevada Gaming Laws and the Recognition Agreement, pursuant to said rights of re-entry above, Landlord shall have the right to remove all Persons from the Premises and the right, but not the obligations, to remove all Tenant’s Property therefrom, and the right, but not the obligation, to enforce any rights Landlord may have against said Tenant’s Property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Notwithstanding anything contained herein to the contrary, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other sum of money thereafter to accrue hereunder, or Tenant’s liability for damages under any of the provisions hereof, by any such re-entry, or by any action in unlawful detainer or otherwise to obtain possession of the Leased Assets, unless Landlord shall have specifically, with reference to this Section 20.4, notified Tenant in writing that it has so elected to terminate this Lease. Tenant covenants and agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability hereunder of Tenant to Landlord.

20.5 Waiver by Landlord. The waiver by Landlord of any particular Event of Default or breach of any of the terms, covenants or conditions hereof on the part of Tenant to be kept and performed shall not be a waiver of any preceding or subsequent Event of Default or breach of the same or any other term, covenant or condition contained herein. Landlord’s failure to insist upon strict performance of any of the terms, conditions or covenants herein shall not be deemed to be a waiver of any rights or remedies of Landlord. The subsequent acceptance of Rent by Landlord shall not be construed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease other than the failure of Tenant to pay the particular Rent or other payment or portion thereof so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such rental or other payment. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent shall be deemed to be other than on account of the earliest Rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept any such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease or in law or equity. This Section 20.5 may not be waived.

20.6 Quiet Possession. Tenant, upon paying the Rent, and upon Tenant’s performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Leased Assets during the Term without any disturbance from Landlord or from any other Person claiming through Landlord.

20.7 Default by Landlord. It is agreed that in the event Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord’s part to be kept or performed, that Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to Landlord and any Facility Mortgagee(s) of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within thirty (30) calendar days of receipt of said notice. Notwithstanding any other provisions hereof, Tenant agrees that if the default complained of in the notice provided for by this Section 20.7 is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured by Landlord within said thirty (30) calendar-day period, then such default shall be deemed to be rectified or cured if Landlord within a thirty (30) calendar-day period shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed. The provisions of this Section 20.7 shall not be deemed to amend, limit or vitiate the provisions of Section 13.5.

21.	FORCE MAJEURE.

21.1 Force Majeure. Whenever a day is appointed herein on which, or a period of time is appointed in which, either party hereto is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of calendar days on or during which such party is prevented from or is unreasonably interfered with, the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operation, sabotage, governmental regulations or control, fire or other casualty, inability to obtain any materials, or to obtain fuel or energy, weather or other acts of God, or other causes beyond such party’s reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse Tenant from the prompt payment of any Rent, except as may be specifically provided in this Lease.

22.	GENERAL.

22.1 [Intentionally Omitted]

22.2 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, facsimile, nationally recognized private courier or overnight delivery service, or by United States mail. Notices delivered by mail shall be deemed given three (3) Business Days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand shall be deemed given upon receipt. Notices delivered by facsimile, nationally recognized private courier or overnight delivery shall be deemed given on the first Business Day following transmission (in the case of facsimiles) or deposit with the relevant courier or service; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, by a nationally recognized private courier or by an overnight delivery service, or is deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) Business Days after its transmission by facsimile. All notices shall be addressed as follows:

If to Landlord:	HRHH Hotel/Casino, LLC c/o Morgans Hotel Group Co. 475 Tenth Avenue New York, New York 10018 Attention: Marc Gordon, Chief Investment Officer Facsimile No. (212) 277-4270

With a copy to
Facility Mortgagee:	Column Financial, Inc. 11 Madison Avenue New York, New York 10010 Attention: Edmund Taylor Facsimile No. (212) 352-8106

With a copy to:	Column Financial, Inc. One Madison Avenue New York, New York 10019 Legal and Compliance Department Attention: Casey McCutcheon, Esq. Facsimile No.: (917) 326-8433

And with a copy to:	Thelen Reid Brown Raysman & Steiner LLP
875 Third Avenue New York, New York 10022 Attention: Jeffrey B. Steiner, Esq. Facsimile No.: (212) 603-2001 Hard Rock/Rand Peppas

If to Tenant:	Hard Rock Hotel, Inc. c/o Morgans Hotel Group Co. 475 Tenth Avenue New York, New York 10018 Attention: Marc Gordon, Chief Investment Officer Facsimile No. (212) 277-4270

Any party may change its address(es) for notice under this Lease by sending a written notice in accordance with the provisions of this Section 22.2.

22.3 Entire Agreement. This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written.

22.4 Severability. If any part of this Lease is determined to be void, invalid or unenforceable, such void, invalid, or unenforceable portion shall be deemed to be separate and severable from the other portions of this Lease, and the other portions shall be given full force and effect, as though the void, invalid or unenforceable portions or provisions were never a part of the Lease.

22.5 Amendment and Modification. No supplement, modification, waiver or termination of this Lease shall be binding unless executed in writing by the party to be bound. No waiver of any of the provisions of this Lease shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

22.6 Headings. Article, Section, Subsection or clause headings are not to be considered part of this Lease and are included solely for convenience and reference and shall not be held to define, construe, govern or limit the meaning of any term or provision of this Lease. References in this Lease to an Article, Section, Subsection or clause, or any similar reference, shall be reference to an Article, Section, Subsection or clause of this Lease unless otherwise stated or the context otherwise requires.

22.7 Successors. All of the terms, provisions and obligations of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

22.8 Governing Law; Jurisdiction. This Lease has been prepared, executed and delivered in, and shall be interpreted under, the internal laws of the State of Nevada, without giving effect to its conflicts of law provisions. Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Lease or the transactions contemplated hereby in (a) the courts of Clark County, State of Nevada, or (b) the United States District Court for the District of Nevada, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

22.9 Waiver of Jury Trial; Counterclaims. The parties shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Leased Assets, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of any Rent, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. This shall not, however, be construed as a waiver of Tenant’s right to assert such claims in any separate action or actions brought by Tenant.

22.10 Attorneys’ Fees. In the event any party incurs legal fees or other costs to enforce any of the terms of this Lease, to resolve any dispute with respect to its provisions, or to obtain damages for breach hereof, whether by prosecution or defense, the nonprevailing party to such action shall pay the prevailing party’s reasonable expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in such action.

22.11 Interpretation. This Lease is to be deemed to have been prepared jointly by the parties hereto, and if any inconsistency or ambiguity exists herein, it shall not be interpreted against either party but according to the application of rules of the interpretation of contracts, if such an uncertainty or ambiguity exists. Each party has had the availability of legal counsel during the joint preparation of this Lease. In the interpretation of this Lease, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof.

22.12 Third Parties. This Lease is intended to benefit and burden Landlord and Tenant and their respective successors and assigns only. Nothing in this Lease, expressed or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies under or by reason of this Lease. Notwithstanding the foregoing, Landlord and Tenant expressly agree that each Facility Mortgagee and its successors and assigns shall be express third party beneficiaries of this Lease.

22.13 Expenses. Each party shall bear its own expenses incurred by it in connection with the negotiation, execution and delivery of this Lease, including, without limitation, the fees and expenses of each party’s legal counsel and accountants.

22.14 Waiver of Rights. Without limiting the provisions of Section 20.5, failure to insist on compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such terms, covenants, or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such rights or powers at any other time or times.

22.15 Further Assurances. Each party will, from time to time after the execution of this Lease, execute and deliver such instruments, documents and assurances and take such further acts as the other party may reasonably request to carry out the purpose and intent of this Lease without undue delay. Any party who fails to comply with this Section 22.15 shall reimburse the other party for any direct expenses, including attorneys’ fees and court costs, which, as a result of this failure, become reasonably necessary for carrying out this Lease.

22.16 Counterparts. This Lease may be executed in counterparts, each of which so executed shall be deemed an original, and both of which shall together constitute one and the same agreement.

22.17 Subject to Facility Loan Documents. This Lease is subject to the terms and conditions of the Facility Loan Documents. To the extent there is a conflict between the Facility Loan Documents and this Lease, the terms of the Facility Loan Documents shall govern.

22.18 Subject to Recognition Agreement. This Lease is subject to the terms and conditions of the Recognition Agreement. To the extent there is a conflict between the Recognition Agreement and this Lease, the terms of the Recognition Agreement shall govern.

22.19 Subject to HRHI Gaming Agreement. This Lease is subject to the terms and conditions of the HRHI Gaming Agreement. To the extent there is a conflict between the HRHI Gaming Agreement and this Lease, the terms of the HRHI Gaming Agreement shall govern.

22.20 Subject to Nevada Gaming Laws. This Lease is subject to the Nevada Gaming Laws. Each of Landlord and Tenant expressly acknowledges and agrees that all rights, remedies, powers and obligations of each party under this Lease may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Nevada Gaming Laws.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties have executed this Lease as of the Commencement Date.

“LANDLORD”

HRHH HOTEL/CASINO, LLC,
a Delaware limited liability company

By:	/s/ Richard szymanski
Name:	Richard Szymanski
Its:	Vice President, Secretary, Treasurer and Director

“TENANT”

HARD ROCK HOTEL, INC.,
a Nevada corporation

By:	/s/ David Smail
Name:	David Smail
Its:	Vice President, Secretary and Director

GLOSSARY

As used in this Lease, the following capitalized terms shall have the following meanings:

“Affiliates” means any Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Applicable Laws” means, without limitation, any and all foreign, federal, state and local laws, statutes, rules, regulations, codes, ordinances, plans, orders, judgments, decrees, writs, injunctions, notices, decisions or demand letters issued, entered or promulgated pursuant to any foreign, federal, state or local law, and includes, without limitation, Nevada Gaming Laws.

“Business Days” means Monday through Friday other than those days on which banks and governmental institutions in the State of Nevada are typically closed.

“Casino Offices” shall have the meaning provided in Recital B.

“Commencement Date” shall have the meaning provided in the Introduction hereto.

“Control” means, with respect to any Person, the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the foregoing, any Person owning fifty percent (50%) or more of the voting securities of another Person shall be deemed to Control that Person.

“Event of Default” shall have the meaning provided in Sections 20.1 and 20.2.

“Facility Loan Agreement” shall have the meaning set forth for the term “Loan Agreement” in the Facility Mortgage, dated as of February 2, 2007 in favor of Column Financial, Inc., as mortgagee.

“Facility Loan Documents” shall have the meaning provided in Section 12.1(a).

“Facility Mortgage” shall have the meaning provided in Section 12.1(a).

“Facility Mortgagee” shall have the meaning provided in Section 12.1(a).

“FF&E” shall have the meaning provided in Section 4.2.

“Fixtures” shall have the meaning provided in Recital A.

“Gaming Operations Location” shall have the meaning provided in Recital B.

Glossary

1

“Hazardous Materials” means substances defined as “hazardous substances” under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 43 U.S.C. Section 9601 et. seq., or as “hazardous”, “toxic” or “pollutant” substances or as “solid waste” under the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et. seq., as amended, and the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et. seq., as amended, or as otherwise defined under comparable state law.

“Hotel Casino” shall have the meaning provided in Recital A.

“HRHI Gaming Agreement” shall have the meaning provided in Recital C.

“Interest Rate” shall have the meaning provided in Section 3.3.

“Landlord” shall have the meaning provided in the Introduction hereto.

“Landlord Liens” shall have the meaning provided in Section 10.2.

“Lease” shall have the meaning provided in the Introduction hereto.

“Leased Assets” shall have the meaning provided in Recital B.

“Management Agreement” shall have the meaning provided in Section 5.1.

“Manager” shall have the meaning provided in Section 5.1.

“Nevada Gaming Laws” means the Nevada Gaming Control Act, codified as NRS Chapter 463, as amended from time to time, all regulations of the Nevada Gaming Authorities promulgated thereunder, as amended from time to time, the provisions of the Clark County Code, as amended from time to time, and all other laws, statutes, rules, rulings, orders, ordinances, regulations and other legal requirements of any Nevada Gaming Authority.

“Nevada Gaming Authority” means any of the Nevada Gaming Commission, the Nevada State Gaming Control Board, the Clark County Liquor and Gaming Licensing Board, and any other regulatory authority, body or any agency which has, or may at any time after the Commencement Date have, jurisdiction over the gaming activities at the Property or any successor to such authority.

“NRS” means the Nevada Revised Statutes, currently in effect and as amended from time to time.

“Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, or association.

Glossary

2

“Premises” shall have the meaning provided in Recital B.

“Property” shall have the meaning provided in Recital A.

“Recognition Agreement” shall have the meaning provided in Recital C.

“Rent” shall have the meaning provided in Section 3.1.

“Sublease” shall have the meaning provided in Recital C.

“Subtenant” shall have the meaning provided in Recital C.

“Successor Landlord” shall have the meaning provided in Section 13.4.

“Tenant” shall have the meaning provided in the Introduction hereto.

“Tenant’s Property” shall have the meaning provided in Section 4.2.

“Tenant’s Work” shall have the meaning provided in Section 10.1.

“Term” shall have the meaning provided in Section 2.1.

“Utilities” shall have the meaning provided in Section 8.1.

Glossary

3

EXHIBIT A

DESCRIPTION OF THE PROPERTY

[Omitted]

Glossary

1

EXHIBIT B

SITE PLAN SHOWING PREMISES

[Omitted]

Glossary

1

EXHIBIT C

LOCKBOX ACCOUNT

[Omitted]

Exhibit A

EXHIBIT D

HOTEL CASINOS OF SIMILAR NATURE, QUALITY AND SCOPE

[Omitted]

Exhibit A